Exhibit 10.3

PINEAPPLE ENERGY, INC.

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made as of September 9, 2024 (“Effective Date”), by and between Pineapple Energy, Inc., a Minnesota corporation (the “Company”), and the holder signatory hereto. (collectively, the “Holder”).

RECITALS

WHEREAS, the Holder currently holds a number of shares of Series A Convertible Preferred Stock of the Company (the “Existing Preferred Stock”) and Common Stock Purchase Warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.05 per share (“Common Stock” and the Common Stock underlying the Warrants, the “Warrant Shares”), each as set forth on the Holder’s signature page attached hereto; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holder desire to cancel and retire the Existing Preferred Stock and the Warrants in exchange (the “Exchange”) for shares of Series C Convertible Preferred Stock of the Company (the “Exchange Preferred Stock”), in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), which Exchange Preferred Stock shall have the rights and preferences set forth in the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Minnesota, in the form of Exhibit A attached hereto (“Certificate of Designation”).

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

AGREEMENT

SECTION 1.    EXCHANGE AND TERMINATION.

a)              In consideration of, and in express reliance upon, the representations, warranties, covenants, terms and conditions of this Agreement, the Holder agrees to deliver and surrender to the Company for cancellation all of the Existing Preferred Stock and all Warrants in exchange for the Exchange Preferred Stock, and the Company agrees to issue and deliver the Exchange Preferred Stock to the Holder.

b)             The number of Exchange Preferred Stock to be issued to the Holder in connection with the Exchange shall be as set forth on Schedule B hereto.

c)              The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”), and in any event on or before the Trading Day (as defined in the Certificate of Designation) after the date hereof. At the Closing, (i) the Company shall issue and deliver the Exchange Preferred Stock duly registered to the Holder and (ii) the Holder shall deliver and surrender or cause to be delivered and surrendered (or the Holder shall provide evidence reasonably acceptable to the Company that such securities have been destroyed) to the Company for cancellation the Existing Preferred Stock and Warrants (in the event that the Existing Preferred Stock and Warrants are electronic, the Company shall instruct the transfer agent to cancel such securities).

d)             If the Closing has not occurred by September 11, 2024, this Agreement shall terminate.

e)             Notwithstanding the foregoing, prior to the issuance of the shares of Exchange Preferred Stock, the Holder, in its sole discretion, may elect to receive shares of Common Stock (“Pre-Issuance Shares”) in lieu of a portion of the Exchange Preferred Stock (on an as converted basis) by delivering to the Company a Notice(s) of Conversion (“Pre-Issuance Notice(s)”). Upon receipt of a duly delivered Pre-Issuance Notice(s), the Company shall deliver to the Holder, in lieu of the applicable portion of Exchange Preferred Stock otherwise issuable pursuant to this Agreement, the Pre-Issuance Shares pursuant to this Agreement. In respect of the issuance of Pre-Issuance Shares, the terms, conditions and timing of such issuance shall be as if the Pre-Issuance Shares are Conversion Shares being delivered pursuant to the Certificate of Designation (including rights and obligations under this Agreement) and the Share Delivery Date in respect of the issuance of the Pre-Issuance Shares shall be the Closing Date. In the event of a Pre-Issuance Notice(s), the number of Conversion Shares issuable upon conversion of the Exchange Preferred Stock issued at Closing shall have the effect of lowering the outstanding number of Conversion Shares issuable upon conversion of the Exchange Preferred Stock in an amount equal to the applicable number of Pre-Issuance Shares issued hereunder.

SECTION 2.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants with, the Holder as follows:

a)              Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in each jurisdiction in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Material Adverse Effect”).

b)             Authorization; Corporate Power. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) equitable principles generally, including any specific performance), and the Company has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

c)              Issuance and Delivery of the Exchange Preferred Stock. The shares of Exchange Preferred Stock have been duly authorized and, will be validly issued, fully paid and nonassessable. Subject to receipt by the Company of a conversion notice for the Exchange Preferred Stock that the Holder has held such securities for the requisite period for tacking pursuant to Rule 144 under the Securities Act and that such Holder is not an affiliate of the Company (both of which the Company acknowledges and confirms, to its knowledge, are true and correct as of the date hereof), the shares underlying the Exchange Preferred Stock will be issued and issuable to the Holder without legend and will be freely tradable by the Holder. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent to effect the removal of the legend hereunder.

d)             Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the shares of Exchange Preferred Stock or the consummation of any other transaction contemplated by this Agreement.

e)              No Default or Violation. The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not (i) result in a breach of or a default under any of the terms or provisions of (A) the Company’s certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound or (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets except in the case of clauses (i)(B) or (ii) for any such breaches, defaults or violations which would not have a Material Adverse Effect.

f)              Disclosure of Agreement. The Company shall, on or before 9:30 a.m., New York City time, on September 9, 2024 file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby (the “Public Disclosure”). From and after the filing of the Public Disclosure, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Public Disclosure. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the Public Disclosure without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the Public Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

g)             Most Favored Nations. The Company hereby represents and warrants and covenants and agrees that none of the terms offered to any Other Holder (as defined in Section 7(c)) with respect to any Other Agreement (or any amendment, modification or waiver thereof, as defined in Section 7(c)) relating to the shares of Existing Preferred Stock or Warrants, is or will be more favorable to such Other Holder than those of the Holder and this Agreement unless such terms are concurrently offered to the Holder.

h)             Market Standstill. From the date hereof until 30 days after the date hereof, neither the Company nor any Subsidiary shall (A) other than an Exempt Issuance (as defined below), enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or (B) file any registration statement or any amendment or supplement to any existing registration statement. “Exempt Issuance” shall mean (1) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company or (2) securities upon the exercise or exchange of or conversion of any shares of Exchange Preferred Stock issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities issue, other than with respect to drawdowns pursuant to the Amended and Restated Convertible Secured Credit Note dated September 9, 2024 between the Company and Conduit Capital U.S. Holdings LLC.

SECTION 3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.

(i)       The Holder represents and warrants to and covenants with the Company that:

(a)           Valid Existence; Good Standing. To the extent the Holder is a corporation, limited liability company or other type of entity, the Holder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)          Authority; Authorization. The Holder has full right, power, authority and capacity to enter into this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Holder, this Agreement shall constitute a valid and binding obligation of the Holder, enforceable in accordance with its terms (except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance).

(c)           Title. The Holder owns and holds the entire right, title and interest in and to, and is the record and beneficial owner of, the Warrants and the Holder owns the Warrants free and clear of all Encumbrances (as defined below). The Holder has the full power and authority to vote, transfer and dispose of the Warrants free and clear of any right or Encumbrances. There is no restriction affecting the ability of the Holder to transfer the legal and beneficial title and ownership of the Warrants to the Company and, at the Closing, the Company will acquire legal and valid title to the Warrants, free and clear of all Encumbrances. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person (as defined in the Certificate of Designation) to acquire all or any of the Warrants. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(d)           Purchase of Existing Preferred Stock and Warrants. The Holder purchased the shares of Existing Preferred Stock and Warrants in the Registered Offering on March 22, 2022 and has beneficially owned such shares of Existing Preferred Stock and Warrants since such date.

(e)           Securities Act Exemption. Neither the Holder nor anyone acting on behalf of the Holder has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange. The Holder understands that the Exchange contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.

(f)            Non-Affiliate. The Holder is not an Affiliate of the Company and has not been an Affiliate during the three months prior to the date hereof.

(g)           Information. The Holder has, in connection with its decision to acquire the Exchange Preferred Stock, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein.

(h)          Advisors. The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the exchange of the Warrants and issuance and acquisition of the Exchange Preferred Stock constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Exchange Preferred Stock. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(i)            Confirmation. Notwithstanding the provisions set forth in the Existing Preferred Stock, the Holder acknowledges and agrees that the number of shares of Common Stock underlying the Exchange Preferred Stock as set forth on Schedule A hereto are all of the shares of Common Stock and Exchange Preferred Stock that the Holder is entitled to in connection with the Exchange.

SECTION 4.    CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the issuance of the Exchange Preferred Stock and deliver the Exchange Preferred Stock to the Holder at the Closing shall be subject to the following conditions to the extent not waived by the Company:

a)              Execution and Delivery. The Holder shall have executed and delivered this Agreement.

b)             Covenants. The Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

c)              Surrender of Warrants. The Company shall have received in physical form or through book-entry transfer from the Holder all certificates or book-entry notation representing the Exchange Preferred Stock and Warrants to be exchanged for the Exchange Preferred Stock.

d)             Representations and Warranties. The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

SECTION 5.    CONDITIONS TO THE HOLDER’s OBLIGATIONS AT THE CLOSING.

The Holder’s obligation to deliver the Warrants and accept delivery of the Exchange Preferred Stock shall be subject to the following conditions to the extent not waived by the Holder:

(a)           Covenants. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b)           Delivery of Exchange Preferred Stock. The Company shall have filed the Certificate of Designation with the Secretary of State of Minnesota and delivered the Exchange Preferred Stock in accordance with the instructions provided pursuant to Section 1.b) hereof provided, subject to the Company’s compliance with Section 1.e), the Company may deliver such Exchange Preferred Stock promptly following the Closing Date if acceptance of the filing of the Certificate of Designation does not occur on or before the Closing Date.

(c)           Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

SECTION 6.    NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)            if to the Company, to:

10900 Red Circle Drive

Minnetonka, MN 55343

Attn: Andy Childs

e-mail: PreferredConversion@PineappleEnergy.com

or to such other Person at such other place as the Company shall designate to the Holder in writing; and

(b)           if to the Holder, at the address as set on the Holder’s signature page attached hereto, or at such other address as may have been furnished by the Holder to the Company in writing.

SECTION 7.    MISCELLANEOUS.

a)              Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

b)             Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

c)              Several and Not Joint Obligations. The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder or holders of the Existing Preferred Stock and Warrants (each, an “Other Holder”) under any other agreement related to any other exchange agreement with such Other Holders (“Other Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

d)             Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e)              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

f)              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

g)             Entire Agreement; Amendments. This Agreement and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h)             Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby and the exchange and delivery of the Warrants and the Exchange Preferred Stock.

i)               No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PINEAPPLE ENERGY Inc.

By:
Name:
Title:

COMPANY SIGNATURE PAGE TO

EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the undersigned Holder caused this Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Address for Notice to Holder:

Address for Delivery of Shares to Holder (if not same as address for notice):

Shares of Existing Preferred Stock:

Warrant Shares underlying Warrants:

Shares of Exchange Preferred Stock:

[SIGNATURE PAGES CONTINUE]

HOLDER SIGNATURE PAGE TO

 EXCHANGE AGREEMENT